UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
August 30, 2018

BOVIE MEDICAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-12183	11-2644611
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
5115 Ulmerton Road, Clearwater, FL 33760
(Address of principal executive offices, zip code)
(727) 384-2323
(Issuer’s telephone number)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 - Completion of Acquisition or Disposition of Assets.

As previously disclosed on July 9, 2018, Bovie Medical Corporation (the “Company”) entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Specialty Surgical Instrumentation Inc., a Tennessee corporation (“Buyer”) and a wholly-owned subsidiary of Symmetry Surgical Inc., a Delaware corporation, providing for the sale by the Company of its electrosurgical “Core” business segment and related intellectual property, including the Bovie® brand, to Buyer for gross proceeds of $97 million in cash (the “Asset Sale Transaction”).

The Asset Sale Transaction was consummated in accordance with the terms of the Purchase Agreement on August 30, 2018 (the “Closing Date”). Pursuant to the terms of the Purchase Agreement, Buyer paid the Company gross proceeds of $97 million in cash.

The foregoing summary of the Purchase Agreement is subject to, and qualified in its entirety by, the full text of the Purchase Agreement, a copy of which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) by the Company on July 9, 2018, and which is incorporated by reference herein.

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Directors; Compensatory Arrangements of Certain Officers.

Effective as of the Closing Date, J. Robert Saron, the Company’s President and a Director of the Company, resigned from all positions with the Company and joined Buyer as an employee. Mr. Saron’s departure is not related to any disagreement with the Company’s accounting or operating policies or practices.

In connection with his departure, the Company and Mr. Saron entered into a separation agreement and general release, dated August 30, 2018 (the “Separation Agreement”).

The following is a brief description of the material terms and conditions of the Separation Agreement:

a.    Mr. Saron shall be paid (i) all wages, wage supplements and any and all other employment compensation and benefits due to Mr. Saron through and including the Closing Date; and (ii) a lump sum payment in the gross amount of $1,033,450 (representing three (3) times Mr. Saron’s annual base salary), less applicable federal, state and local deductions and withholdings.

b    All options to purchase shares of the Company’s common stock granted to Mr. Saron shall be treated in accordance with the terms of the applicable plan and award agreement(s), provided that all options that were not exercisable on the Closing Date shall become immediately exercisable on the Closing Date and all options (including those options that were exercisable prior to the Closing Date) shall remain exercisable for the period expiring ten (10) years after the applicable grant date.

c.    The Separation Agreement contains a customary general waiver and release of claims against the Company.

The foregoing is a summary only of the material terms of the Separation Agreement and is qualified in its entirety by reference to the full text of the Separation Agreement, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 5.07 - Submission of Matters to a Vote of Security Holders.

On August 30, 2018, the following proposals were submitted to the stockholders of the Company at its annual meeting of stockholders: (i) the approval of the Asset Sale Transaction; (ii) the election of seven (7) directors; (iii) the ratification of the appointment of Frazier & Deeter, LLC as the Company’s independent registered public accounting firm for the year ending December 31, 2018; (iv) the approval of a non-binding advisory resolution supporting the compensation of named executive officers; and (v) the approval of one or more adjournments of the annual meeting under certain circumstances described below.

The following are the final voting results for each proposal.

(i)	The Company’s stockholders approved the Asset Sale Transaction by the following vote:
	Votes For	Votes Against	Votes Abstained
	19,022,337	371,404	360,024

(ii)	The Company’s stockholders elected each of the following seven (7) directors to serve on its Board of Directors until their successors are duly elected and qualified by, the following vote:

	Name	Cast in Favor	Cast Against	Withheld

	Andrew Makrides	17,847,665	1,537,990	368,110

	Charles D. Goodwin	18,916,168	735,862	71,036

	J. Robert Saron	18,603,805	1,047,217	72,044

	Michael Geraghty	18,531,146	909,278	136,289

	Lawrence J. Waldman	18,537,517	696,072	343,124

	John Andres	18,476,547	755,044	345,122

	Craig Swandal	18,735,390	563,246	279,077

(iii)	The Company’s stockholders ratified the appointment of Frazier & Deeter, LLC as its independent registered public accounting firm for the year ending December 31, 2018 by the following vote:
	Votes For	Votes Against	Votes Abstained
	26,879,974	510,939	397,874

(iv)	The Company’s stockholders approved the compensation of the named executive officers of the Company by the following vote:
	Votes For	Votes Against	Votes Abstained
	18,370,157	1,272,699	110,909

(v)
The proposal to approve one or more adjournments of the annual meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to adopt the Purchase Agreement at the time of the annual meeting was deemed unnecessary because there was a quorum present and there were sufficient votes at the time of the annual meeting to approve the adoption of the Purchase Agreement.

Item 8.01 - Other Events.

Attached hereto as Exhibit 99.1 is a copy of the Company’s press release, issued August 30, 2018, announcing the closing of the Asset Sale Transaction.

Item 9.01 - Financial Statements and Exhibits

(b) Pro Forma Financial Information.

The unaudited pro forma condensed consolidated balance sheet as of June 30, 2018 and unaudited pro forma condensed consolidated statement of operations for the six months ended June 30, 2018, the twelve months ended December 31, 2017 and the twelve months ended December 31, 2016, including notes thereto, which gives effect to the Asset Sale Transaction, is attached hereto as Exhibit 99.2 and incorporated herein by reference.

(d) Exhibits.

Exhibit No.	Description

10.1	J. Robert Saron Separation Agreement and General Release, dated August 30, 2018
99.1	Press Release, dated August 30, 2018
99.2
Unaudited Pro Forma Condensed Consolidated Balance Sheet as of June 30, 2018 and Unaudited Pro Forma Condensed Consolidated Statement of Operations for the six months ended June 30, 2018, the twelve months ended December 31, 2017 and the twelve months ended December 31, 2016

* The schedules and exhibits to the Asset Purchase Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish copies of any such schedules and exhibits to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 30, 2018	By:	/s/ Jay D. Ewers
Jay D. Ewers
Chief Financial Officer and Secretary